                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                                    BY - LAWS

                                       OF

                             LIFELINE SYSTEMS, INC.
                            ------------------------

                            ARTICLE 1 - Stockholders
                            ------------------------

     1.1 Place of Meetings. All meetings of stockholders shall be held within
         -----------------
Massachusetts unless the Articles of Organization permit the holding of stockholders' meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

     1.2 Annual Meeting. The annual meeting of stockholders shall be held on
         --------------
such date within six months after the end of the fiscal year of the corporation and at such hour and place as shall be fixed by the Board of Directors of the corporation. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting.

     1.3 Special Meetings. Special meetings of stockholders may be called by the
         ----------------
President or by the Directors. Upon written application of one or more stockholders who are entitled to vote and who hold at least ten percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

     1.4 Notice of Meetings. A written notice of each meeting of stockholders,
         ------------------
stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk, Assistant Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote at the meeting and to each stockholder who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears in the records of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his authorized attorney, is filed with the records of the meeting.

     1.5 Quorum. Unless the Articles of Organization otherwise provide, the
         ------
holders of a majority of the number of shares of the stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of

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stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority of the number of shares of the stock of that class issued, outstanding and entitled to vote. Shares owned directly or indirectly by the corporation shall not be counted in determining the total number of shares outstanding for this purpose.

     1.6 Adjournments. Any meeting of stockholders may be adjourned to any other
         ------------
time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment of the meeting.

     1.7 Voting and Proxies. Each stockholder shall have one vote for each share
         ------------------
of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by proxy dated not more than six months before the meeting named in the proxy. Proxies may be in written form or may be transmitted by electronic means, provided that such electronic means are reasonably secure in the judgment of the board of directors. Proxies shall be filed with the clerk of the meeting, or of any adjourned meeting, before being voted. Except as otherwise limited by their terms, a proxy shall entitle the persons named in the proxy to vote at any adjournment of such meeting, but shall not be valid after adjournment of such meeting. A proxy with respect to shares held in the name of two or more persons shall be valid if executed or transmitted electronically by any one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed or transmitted by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     1.8 Action at Meeting. When a quorum is present at any meeting, the holders
         -----------------
of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the stockholders, except when a larger vote is required by law, the Articles of Organization or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

     1.9 Action without Meeting. Any action required or permitted to be taken at
         ----------------------
any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Each such consent shall be treated for all purposes as a vote at a meeting.

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                             ARTICLE 2 - Directors
                             ---------------------

     2.1 Powers. The business of the corporation shall be managed by a Board of
         ------
Directors, who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2 Number, Election and Qualification. The number of directors shall
         ----------------------------------
constitute the whole Board shall not be less than three. The exact number of directors, subject to the minimum limitation specified herein, shall be fixed from time to time by resolution of the Board of Directors or by the stockholders at the Annual Meeting. The directors shall be elected at the Annual Meeting of Stockholders, except as provided in Section 2.5 of this Article, and each director elected shall hold office until a successor is elected and qualified. Consistent with Section 50A of Chapter 156B of the General Laws of Massachusetts, the directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III, respectively, such classes to be as nearly equal in size as possible. Each Director shall serve for a term ending on the date of the third Annual Meeting following the Annual Meeting at which such Director was elected; provided, however, that each initial Director in Class I shall serve for a term ending on the date of the Annual Meeting next following the end of the Corporation's fiscal year 1989; each initial Director in Class II shall serve for a term ending on the date of the Annual Meeting next following the end of the Corporation's fiscal 1990; and each initial Director in Class III shall serve for a term ending on the date of the Annual Meeting next following the end of the corporation's fiscal year 1991. Notwithstanding any provisions to the contrary contained herein, each Director shall serve until a successor is elected and qualified or until his death, resignation or removal. In the case of any decrease or increase in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible, as shall be determined by the affirmative vote of a majority of the whole Board at the time of such increase or decrease.

     2.3 Enlargement of the Board. The number of Directors may be increased at
         ------------------------
any annual or special meeting of the stockholders or by a majority of the Directors then in office.

     2.4 Vacancies. Unless and until filled by the stockholders, any vacancy in
         ---------
the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors present at any meeting of Directors at which a quorum is present. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal.

     2.5 Resignation and Removal. Any Director may resign by delivering his
         -----------------------
written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     A Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of Directors. However, the Directors

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elected by a particular class of stockholders may be removed from office with or without cause only by vote of the holders of a majority of the shares of such class. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     2.6 Regular Meetings. Regular meetings of the Directors may be held without
         ----------------
call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice immediately after and at the same place as the annual meeting of stockholders, or the special meeting held in lieu of an annual meeting of stockholders.

     2.7 Special Meetings. Special meetings of the Directors may be held at any
         ----------------
time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, President, Treasurer or two or more Directors.

     2.8 Meetings by Telephone Conference Calls. Directors or members of any
         --------------------------------------
committee designated by the Directors may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     2.9 Notice of Special Meetings. Notice of any special meeting of the
         --------------------------
Directors shall be given to each Director by the Secretary or Clerk or by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person, by telephone or by telegram sent to his business or home address at least 48 hours in advance of the meeting, or by written notice mailed to his business or home address at least 72 hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

     2.10 Quorum. At any meeting of the Directors, a majority of the Directors
          ------
then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

     2.11 Action at Meeting. At any meeting of the Directors at which a quorum
          -----------------
is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

     2.12 Action by Consent. Any action required or permitted to be taken at any
          -----------------
meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

     2.13 Committees. The Directors may, by vote of a majority of the Directors
          ----------
then in office, elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of their powers to the extent permitted by law. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By- Laws for the Directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

     2.14 Compensation of Directors. Directors may be paid such compensation for
          -------------------------
their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE 3 - Officers
                              --------------------

     3.1 Enumeration. The officers of the corporation shall consist of a
         -----------
President, a Treasurer, a Clerk and such other officers with such other titles as the Board of Directors may determine, including, but not limited, to a Chairman of the Board, a Vice Chairman of the Board, a Secretary and one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Assistant Secretaries.

     3.2 Election. The President, Treasurer and Clerk shall be elected annually
         --------
by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen or appointed by the Directors at such meeting or at any other meeting.

     3.3 Qualification. The President shall be a Director. No officer need be a
         -------------
stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.

     3.4 Tenure. Except as otherwise provided by law, by the Articles of
         ------
Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them, or until his earlier death, resignation or removal.

     3.5 Resignation and Removal. Any officer may resign by delivering his
         -----------------------
written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

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     Except as the Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any
         ---------
office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.

     3.7 Chairman of the Board. If the Directors appoint a Chairman of the
         ---------------------
Board, he shall, when present, preside at all meetings of the Directors and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors.

     3.8 President. The President shall be the chief operating officer of the
         ---------
corporation. He shall also be the chief executive officer unless such title is assigned to a Chairman of the Board. The President shall, subject to the direction of the Directors, have general supervision and control of the business of the corporation. Unless otherwise provided by the Directors, the President shall preside, when present, at all meetings of stockholders and of the Directors (except as provided in section 3.7 above). The President shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

     3.9 Vice President. The Vice President, or if there shall be more than one,
         --------------
the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors or the President may from time to time prescribe. The Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title determined by the Directors.

     3.10 Treasurer and Assistant Treasurers. The Treasurer shall, subject to
          ----------------------------------
the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have charge of all funds, securities and valuable documents of the corporation, except as the Directors or the President may otherwise provide.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors, the President or the Treasurer may from time to time prescribe.

     3.11 Clerk and Assistant Clerks. The Clerk shall keep a record of the
          --------------------------
meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors. The Clerk shall perform such other duties and shall have such other powers as the Directors or the President may from time to time prescribe.

     The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Directors, the President or the Clerk may from time to time prescribe.

     In the absence of the Clerk or any Assistant Clerk from any meeting of stockholders, the person presiding at the meeting shall designate a Temporary Clerk to keep a record of the meeting.

     3.12 Secretary and Assistant Secretaries. If a Secretary is appointed, he
          -----------------------------------
shall attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall have such other powers and shall perform such other duties as the Directors or the President may from time to time prescribe.

     The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Directors, the President or the Secretary may from time to time prescribe.

     3.13 Other Powers and Duties. Each officer shall, subject to these By-Laws,
          -----------------------
have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

     3.14 Salaries. Officers of the corporation shall be entitled to such
          --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Directors.

                           ARTICLE 4 - Capital Stock
                           -------------------------

     4.1 Issue of Capital Stock. Unless otherwise voted by the stockholders, the
         ----------------------
whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.

     4.2 Certificate of Stock. Each stockholder shall be entitled to a
         --------------------
certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, applicable securities laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     4.3 Transfers. Subject to the restrictions, if any, stated or noted on the
         ---------
stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

     4.4 Record Date. The Directors may fix in advance a time not more than 60
         -----------
days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

     4.5 Replacement of Certificates. In case of the alleged loss or destruction
         ---------------------------
or the mutilation of a certificate of stock, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

                           ARTICLE 5 - Indemnification
                           ---------------------------

     5.1 Actions, Suits and Proceedings. Except as otherwise provided below, the
         ------------------------------
corporation shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, as the same exists or may hereafter be amended (in the case of any such amendment, only to the extent that such amendment either
(i) permits the corporation to provide broader indemnification rights than such laws permitted prior to such amendment or (ii) prohibits or limits any of the indemnification rights previously set forth in such laws), indemnify each person who is, or shall have been, a director or officer of the corporation or who is or was a director or employee of the corporation and is serving, or shall have served, at the request of the corporation, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys'
fees) imposed upon or incurred by any such person (the "Indemnitee") in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director or officer or as a result of his serving or having served with respect to any such employee benefit plan; provided, however, that the corporation shall provide no
              --------- --------
indemnification with respect to any matter as to which any such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     5.2 Settlements. The right to indemnification conferred in this Article
         -----------
shall include the right to be paid by the corporation for liabilities and expenses incurred in connection with the settlement or compromise of any such action, suit or proceeding, pursuant to a consent decree or otherwise, unless a determination is made, within 45 days after receipt by the corporation of a written request by the Indemnitee for indemnification, that such settlement or compromise is not in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Any such determination shall be made (i) by the Board of Directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office. Notwithstanding the foregoing, if there are less than two disinterested directors then in office, the Board of Directors shall promptly direct that independent legal counsel (who may be regular legal counsel to the corporation) determine, based on facts known to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be; and, in such event, indemnification shall be made to such Indemnitee unless, within 45 days after receipt by the corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion to the corporation determines that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be.

     5.3 Notification and Defense of Claim. As a condition precedent to his
         ---------------------------------
right to be indemnified, the Indemnitee must give to the corporation notice in writing as soon as practicable of any action, suit or proceeding involving him for which indemnity will or could be sought. With respect to any action, suit or proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with such claim, and the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation,
(ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

     5.4 Advance of Expenses. Subject to Section 5.3 above, the right to
         -------------------
indemnification conferred in this Article shall include the right to be paid by the corporation for expenses (including reasonable attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Article. Such undertaking may be accepted without reference to the financial ability of such Indemnitee to make such repayment. Notwithstanding the foregoing, no advance shall be made by the corporation under this Section 5.4 if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office or, if there are not at least two disinterested directors then in office, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion that, based on facts known to the Board or counsel at such time, such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of an employee benefit plan of the corporation, as the case may be.

     5.5 Partial Indemnity. If an Indemnitee is entitled under any provision of
         -----------------
this Article to indemnification by the corporation for some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

     5.6 Rights Not Exclusive. The right to indemnification and the payment of
         --------------------
expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, By-Laws, agreement, vote of stockholders or directors or otherwise. Without limiting the generality of the foregoing, the corporation, acting through its Board of Directors, may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

     5.7 Insurance. The corporation may purchase and maintain insurance, at its
         ---------
expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense or liability incurred by him in any such capacity, or arising out of the status as such, whether or not the corporation would have the power to indemnify such person against such expense or liability under Chapter 156B of the Massachusetts General laws.

     5.8 Insurance Offset. The corporation's obligation to provide
         ----------------
indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

     5.9 Amendment. Without the consent of a person entitled to the
         ---------
indemnification and other rights provided in this Article (unless otherwise required by Chapter 156B of the Massachusetts General Laws), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article with respect to the period prior to such Amendment.

     5.10 Mergers, Etc. If the corporation is merged into or consolidated with
          ------------
another corporation and the corporation is not the surviving corporation, or if substantially all of the assets of the corporation are acquired by any other corporation, or in the event of any other similar reorganization involving the corporation, the Board of Directors of the corporation or the board of directors of any corporation assuming the obligations of the corporation shall assume the obligations of the corporation under this Article or with respect to each person who is entitled to indemnification rights under this Article as of the date of such merger, consolidation, sale or reorganization.

     5.11 Savings Clause. If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceeding to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     5.12 Definitions. As used in this Article, the term "director", "officer"
          -----------
and "person" include their respective heirs, executors, administrators, and legal representatives, and an "interested" director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

                      ARTICLE 6 - Miscellaneous Provisions
                      ------------------------------------

     6.1 Fiscal Year. The fiscal year of the corporation shall be the period of
         -----------
twelve months ending with and including the last day of December of each calendar year.

     6.2 Seal. The seal of the corporation shall, subject to alteration by the
         ----
Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

     6.3 Execution of Instruments. All checks, deeds, leases, transfers,
         ------------------------
contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

     6.4 Voting of Securities. Except as the Directors may otherwise designate,
         --------------------
the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

     6.5 Corporate Records. The original, or attested copies, of the Articles of
         -----------------
Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. These copies and records need not all be kept in the same office. They shall be available at all reasonable times for the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling the list or copies of the list or of using the list for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     6.6 Evidence of Authority. A certificate by the Clerk or Secretary, or an
         ---------------------
Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     6.7 Articles of Organization. All references in these By-Laws to the
         ------------------------
Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

     6.8 Severability. Any determination that any provision of these By-Laws is
         ------------
for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

     6.9 Pronouns. All pronouns used in these By-Laws shall be deemed to refer
         --------
to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                             ARTICLE 7 - Amendments
                             ----------------------

     These By-Laws may be amended by vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

     No change in the date fixed in these By-laws for the annual meeting of stockholders may be made within 60 days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least 20 days before the new date fixed for such meeting.

     Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

     Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.

                                   Adopted on April 28, 1980
                                      amended:        1.   5/20/83 (deleting
                                                           Section 4.6)

                                                      2.   5/20/87 (restating
                                                           Section 5)

                                                      3.   2/27/91 (amending
                                                           Sections 1.2 and 2.2,
                                                           deleting Section 2.4
                                                           and renumbering
                                                           Sections 2.5 through
                                                           2.16)

                                                      4.   4/3/02 (amending
                                                           Section 1.7)